UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 – Entry into a Material Definitive Agreement.

TRX, Inc. entered into the First Amendment to Credit Agreement, effective December 3, 2008, by and between TRX and Atlantic Capital Bank (“ACB”), amending the Credit Agreement, dated May 30, 2008, between TRX and ACB (the “Credit Agreement”).

The amendment increases the interest rate for loans made under the Credit Agreement, generally by 25 basis points. The amendment also modifies certain covenants, which, among other things, (i) remove the requirement to reduce the aggregate amount of outstanding loans under the Credit Agreement to $2,000,000 or less for at least 30 consecutive days in each fiscal quarter, and (ii) adjust the leverage ratio and fixed charge coverage ratio, as defined. The amendment also adds BCD Holdings N.V. (“BCD”), the parent of our majority shareholder, as a guarantor to the Credit Agreement and changes the maturity date to April 30, 2010. We will pay BCD a guarantee fee of 250-350 basis points, depending on borrowing levels under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: December 8, 2008	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer